Exhibit 10.6

                      International Dispensing Corporation
                             2500 Westchester Avenue
                                    Suite 304
                            Purchase, New York 10577


                                             January 14, 1998


Mr. Michael Handler
President
Nologies, Inc.
P.O. Box 5224
Brookfield, Connecticut  06804

Dear Mr. Handler:

     International Dispensing Corporation, the successor of ReSeal Food Dispensing Systems, Inc., wishes to extend for a twelve (12) month period, effective March 1, 1998, under the same terms and conditions the Agreement currently in place between our companies. Said Agreement stipulates that Nologies, Inc. will assist in (d) the directing and managing of product and technology development, (e) licensing and strategic alliance pursuits, and (f) other related services that IDC may request from time to time, in the area of food and beverage dispensing and delivery systems.

     If you are in accord with the extension, please sign and return this document.

                                            Respectfully yours,


                                            /s/ Jeffrey D. Lewenthal
                                            -------------------------
                                            Jeffrey D. Lewenthal
                                            International Dispensing Corporation
                                            Executive Vice President


Nologies, Inc.
Michael Handler, President


/s/ Michael Handler                         Dated:  January 14, 1998
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